UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2025

Commission File Number 1-07062

INNSUITES HOSPITALITY TRUST

(Exact name of registrant as specified in its charter)

Ohio	34-6647590
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

InnSuites Hospitality Centre

1730 E. Northern Avenue, Suite 122

Phoenix, AZ 85020

(Address of principal executive offices)

Registrant’s telephone number, including area code: (602) 944-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Shares of beneficial interest without par value	IHT	NYSE-American

Item 8.01 Other Events.

The Board of Trustees for InnSuites Hospitality Trust has announced a semi-annual Dividend Declaration of $0.01 per share, payable on February 5, 2025, to shareholders of record as of January 24, 2025. This announcement continues an uninterrupted 55-year history of annual dividends.

InnSuites Hotel operations continue to remain strong, with a combined revenue total in December for the two hotels of $505,422.

We are also pleased to report record revenues for the two hotels combined, and project record hotel gross operating profit for our IHT hotels for the 2025 Fiscal Year ending January 31, 2025. In the 2025 Fiscal Year (February 1, 2024, through January 31, 2025), total Revenues are anticipated to exceed $7.5 million. The UniGen diversified efficient clean energy investment continues progress, while seeking additional funding. IHT is also pursuing other potential diversification investment opportunities, as well.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibit.

99.1	Press Release

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

InnSuites Hospitality Trust

	By:	/s/ James F. Wirth
James F. Wirth
Chairman and Chief Executive Officer

Date: January 10, 2025

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)